Exhibit 99.B(d)(14)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

AllianceBernstein L.P.

As of June 22, 2011, as amended September 14, 2011, March 28, 2012, June 29, 2012, June 30, 2014, September 16, 2014 and September 13, 2018

SEI INSTITUTIONAL INVESTMENTS TRUST

Multi-Asset Real Return Fund

Emerging Markets Equity Fund

World Equity Ex-US Fund

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

AllianceBernstein L.P.

As of June 22, 2011, as amended September 14, 2011, March 28, 2012, June 29, 2012, June 30, 2014, September 16, 2014 and September 13, 2018

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

Multi-Asset Real Return Fund*	[REDACTED]

Emerging Markets Equity Fund	[REDACTED]

World Equity Ex-US Fund	[REDACTED]

*Fee does not include Assets invested in the MARR Commodity Strategy Subsidiary Ltd.

Agreed and Accepted:

SEI Investments Management Corporation	AllianceBernstein L.P.

By:	By:
/s/ Stephen Beinhacker	/s/ Tiffany Tang

Name:	Name:
Stephen Beinhacker	Tiffany Tang

Title:	Title:
Managing Director	Assistant Secretary